                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Box Hill Systems Corp. of our report dated January 16, 1998, relating to the financial statements of Storage Dimensions, Inc. which appears on page F-50 of that registration statement. We also consent to the reference to us under the heading "Experts" in that registration statement.




PricewaterhouseCoopers LLP
San Jose, California
June 8, 1999